UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 8, 2012

AMKOR TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-29472	23-1722724
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 SOUTH PRICE ROAD

CHANDLER, AZ 85286

(Address of Principal Executive Offices, including Zip Code)

(480) 821-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) At our Annual Meeting on May 8, 2012, our stockholders approved the Executive Incentive Bonus Plan (the “Bonus Plan”) and the Amended and Restated 2007 Equity Incentive Plan (the “Equity Plan”).

Executive Incentive Bonus Plan

The purpose of the Bonus Plan is to increase stockholder value and the success of the Company by motivating key executives to perform to the best of their abilities and achieve the Company’s objectives. The Bonus Plan will be administered by the Compensation Committee of the Board of Directors (the “Compensation Committee”). Under the Bonus Plan, participants will be eligible to receive awards based upon the attainment and certification of certain performance criteria established by the Compensation Committee. The amounts that will be paid pursuant to the Bonus Plan are not currently determinable as awards are determined based on actual future performance. The maximum bonus payment that any participant may receive under the Bonus Plan in any year with respect to an award that is intended to be exempt from the limitations of Section 162(m) of the Internal Revenue Code is the lesser of $3,000,000 or 200% of the participant’s base salary.

The Bonus Plan is described in detail in our 2012 proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 5, 2012 in connection with the annual meeting of stockholders held on May 8, 2012. The descriptions of the Bonus Plan set forth herein and in the proxy statement do not purport to be complete and are qualified in their entirety by reference to the full text of the Bonus Plan, which was filed as an exhibit to our 2012 proxy statement on Schedule 14A.

Amended and Restated 2007 Equity Incentive Plan

The purpose of the Equity Plan is: (i) to attract and retain the best available personnel for positions of substantial responsibility, (ii) to provide incentives to individuals who perform services to the Company or its subsidiaries, and (iii) to promote the success of the Company’s business. The Equity Plan provides for the grant of the following types of incentive awards: (i) stock options, (ii) restricted stock, (iii) restricted stock units, (iv) stock appreciation rights, (v) performance units and performance shares, and (vi) other stock or cash awards. Employees, directors and consultants who provide services to the Company or its subsidiaries will be eligible for awards under the Equity Plan. The Board has reserved 17,000,000 shares of our common stock for issuance under the Equity Plan. The shares may be authorized, but unissued, or reacquired common stock. The Board, or a committee appointed by the Board, will administer the Equity Plan.

The Equity Plan is described in detail in our 2012 proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 5, 2012 in connection with the annual meeting of stockholders held on May 8, 2012. The descriptions of the Equity Plan set forth herein and in the proxy statement do not purport to be complete and are qualified in their entirety by reference to the full text of the Equity Plan, which was filed as an exhibit to our 2012 proxy statement on Schedule 14A.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At our Annual Meeting of Stockholders held on May 8, 2012, the following proposals were adopted by the votes indicated.

1.	Election of a Board of Directors to hold office until the next Annual Meeting of Stockholders or until their respective successors have been elected or appointed.

	Voted For	Withheld	Non-Votes
James J. Kim	129,484,594	4,083,741	15,300,281
Roger A. Carolin	131,918,808	1,649,527	15,300,281
Winston J. Churchill	122,150,594	11,417,741	15,300,281
Kenneth T. Joyce	131,766,334	1,802,001	15,300,281
John T. Kim	94,649,392	38,918,943	15,300,281
John F. Osborne	131,915,241	1,653,094	15,300,281
James W. Zug	131,458,972	2,109,363	15,300,281

2.	Advisory Vote on the Compensation of our Named Executive Officers.

Voted For	Against	Abstain	Non-Votes
131,519,953	1,843,985	204,397	15,300,281

3.	Approval of the Executive Incentive Bonus Plan.

Voted For	Against	Abstain	Non-Votes
131,274,102	2,070,965	223,268	15,300,281

4.	Approval of the Amended and Restated 2007 Equity Incentive Plan.

Voted For	Against	Abstain	Non-Votes
131,081,611	2,254,704	232,020	15,300,281

5.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2012.

Voted For	Against	Abstain	Non-Votes
146,776,600	1,864,762	227,255	0

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

10.1	Executive Incentive Bonus Plan (incorporated by reference to the Company’s Proxy Statement on Schedule 14A filed with the SEC on April 5, 2012)

10.2	Amended and Restated 2007 Equity Incentive Plan (incorporated by reference to the Company’s Proxy Statement on Schedule 14A filed with the SEC on April 5, 2012)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2012	Amkor Technology, Inc.

/s/ Gil C. Tily
Gil C. Tily
Executive Vice President, Chief Administrative Officer and General Counsel